Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for Tender of Shares of Common Stock

of

AMBER ROAD, INC.

at

$13.05 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated June 3, 2019

by

CHICAGO MERGER SUB, INC.

an indirect wholly owned subsidiary of

EAGLE PARENT HOLDINGS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M. EASTERN TIME ON JULY 1, 2019 UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a stockholder wishes to participate in the Offer and (a) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Amber Road, Inc., a Delaware corporation, are not immediately available, (b) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (c) time will not permit all required documents to reach Continental Stock Transfer and Trust (the “Depositary and Paying Agent”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary and Paying Agent. See Section 3—“Procedure for Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary and Paying Agent for the Offer is:

If Delivering by Hand, Overnight

Courier, or Mail:

Continental Stock & Transfer

Company

Attn: Corporate Actions/Amber

Road Offer

One State Street – 30th Floor

New York, NY 10004

If By Facsimile:

(For Eligible Institutions Only)

(212) 616-7610

For Confirmation:

(917) 262-2378

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE dSIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN SECTION 3—“PROCEDURES FOR TENDERING SHARES” OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver a properly completed and duly executed Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3—“Procedures for Tendering Shares” of the Offer to Purchase) and certificates for Shares or book-entry Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Chicago Merger Sub, Inc., a Delaware corporation (the “Offeror”) and an indirect wholly owned subsidiary of Eagle Parent Holdings, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 3, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of Amber Road, Inc., a Delaware corporation, specified below, at a purchase price per Share of $13.05 net to the holder thereof in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest (the “Offer Price”), pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Tendering Shares” of the Offer to Purchase.

Number of Shares Tendered:

Share Certificate Number(s) (if available):

Name of Tendering Institution:

DTC Participant Number (if applicable):

Transaction Code Number (if applicable):

Date:

Number of Record Owner(s):

(Please Type or Print)

Address(es):

(Including Zip Code)

Area Code and Telephone Number:

Transaction Code Number:

Signature(s):

Check here and complete the information below if Shares will be tendered by book entry transfer.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary and Paying Agent’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3—“Procedures for Tendering Shares” of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 3—“Procedures for Tendering Shares” of the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary and Paying Agent at one of its addresses set forth above within two (2) New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal, certificates representing the Shares and/or any other required documents to the Depositary and Paying Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address(es):

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING TENDERED SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.